Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT FIRM

We hereby consent to the inclusion in this annual report on Form 10-K under the caption “Experts”, the reference to our report dated April 12, 2008 with respect to the Financial Statements of uKarma Corporation for the year ended December 31, 2007.

Spector & Wong, LLP
April 15, 2008
Pasadena, California